As filed with the Securities and Exchange Commission on March 29, 2000
                                                     Registration No. 333-______
-----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                      -------------------------------------
                         OUTLOOK SPORTS TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                        65-0648808
       (State or other jurisdiction     (IRS Employer Identification No.)
     of incorporation or organization)

                        1 World Trade Center, Suite 7967
                            New York, New York 10048
               (Address of principal executive offices) (Zip Code)
                                  212-775-7020

                  ---------------------------------------------
                              CONSULTING AGREEMENT
                    WITH G.A.R., INC. DATED FEBRUARY 1, 2000

                  ---------------------------------------------
                                  Steven Angel
                                 Vice President
                        1 World Trade Center, Suite 7967
                            New York, New York 10048
                     (Name and address of agent for service)
                                 (212) 775-7020
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

     -----------------------------------------------------------------------
                                            Proposed          Proposed
         Title of                           Maximum           Maximum
         Securities        Amount           Offering          Aggregate         Amount of
         to be             to be            Price             Offering          Registration
         Registered        Registered(1)    Per Share(2)      Price(2)          Fee
         ----------        -----------      ------------      ----------        -----------
         Common Stock    162,500            $11.25            $1,807,812.50     $478.00
         $0.0001 par value shares

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Consulting Agreement between Outlook Sports Technology, Inc. and G.A.R., Inc., dated February 1, 2000 ("Consulting Agreement"), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Outlook Sports Technology, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(c) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of Outlook Sports Technology, Inc. (TGRA) on March 20, 2000 as reported on the OTC Electronic Bulletin Board.

                             Exhibit Index on Page 5

         The contents of the Registrant's earlier registration statements, No. 333-89941, filed with the Securities and Exchange Commission on November, 12, 1999 and No. 333-58631, filed with the Securities and Exchange Commission on March 18, 1999, are incorporated by reference herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in Item 1 will be sent or given to individual consultants under the G.A.R., Inc. Consulting Agreement.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in item 2 will be sent of given to the individual consultants performing consulting services pursuant to the Consulting Agreement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on December 31, 1999, which is hereby incorporated by reference.

o Reference is made to the Registrant's prospectus files pursuant to Rule 424B3 of the Securites Act of 1933, as filed with the SEC on November 18, 1999, which is hereby incorporated by reference.

Item 4.  Description of Securities.

         Class A common stock, $0.0001 par value per share.

Item 5.  Interests of Names Experts and Counsel.

     Certain legal matters in connection with this registration statement will be passed upon for Outlook Sports Technology, Inc. by Sichenzia, Ross & Friedman LLP, New York, New York. Sichenzia, Ross & Friedman LLP owns 35,000 shares of class A common stock of the registrant.

Item 6.  Indemnification of Directors and Officers.

     The Registrant's Certificate of Incorporation includes certain provisions permitted pursuant to the Delaware General Corporation Law ("Delaware Law") whereby officers and directors of the Registrant are to be indemnified against certain liabilities. The Certificate of Incorporation also limits to the fullest extent permitted by Delaware Law a director's liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, including gross negligence, except liability for (i) breach of the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the unlawful payment of a dividend or unlawful stock purchase or redemption, and (iv) any transaction from which the director derives an improper personal benefit. Delaware Law does not permit a corporation to eliminate a director's duty of care and this provision of the Registrant's Certificate of Incorporation has no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's beach of the duty of care.

         Article SEVENTH of the Registrant's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

         Article EIGHTH of the Certificate of Incorporation provides that a director or officer of the Registrant shall be indemnified by the Registrant against (a) all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him or her by virtue of his or her position as a director or officer of the Registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful and (b) all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him or her by virtue of his or her position as a director or officer of the Registrant if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including the dismissal of an action without prejudice, he or she is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his or her request, provided that he or she undertakes to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within sixty days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article EIGHTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

         Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         The Registrant maintains a directors' and officers' insurance policy that covers certain liabilities of directors and officers of the Registrant. The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.  Exemption From Registration Claimed.

         The shares of class A common stock, $0.0001 par value per share, were issued to G.A.R., Inc. pursuant to the Consulting Agreement as a result of an isolated third party transaction under Section 4(2) of the Securities Act of 1933, as amended.

Item 8.  Exhibits.

EXHIBIT NUMBER    EXHIBIT

         4.1               Consulting Agreement dated February 1, 2000 between G.A.R, Inc., and Outlook  Sports Technology, Inc.

         5.1               Opinion of Sichenzia Ross & Friedman, LLP

         23.1              Consent of Wolinetz, Gottlieb & Lafazn P.C.

         23.2              Consent of Sichenzia Ross & Friedman, LLP is contained in Exhibit 5.1.

         24.1              Power of Attorney (included in the Signature Page).

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     To  include  any  material   information   with  respect  to  the  plan  of
distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on this 27th day of March, 2000.

OUTLOOK SPORTS TECHNOLOGY, INC.


By: /s/ STEVEN ANGEL
-----------------------------------
Steven Angel, Vice President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

            That the undersigned officers and directors of Outlook Sports Technology, Inc, a Delaware corporation, do hereby constitute and appoint Steven Angel the lawful attorney in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

            IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                  TITLE                                        DATE


/s/ ADAM GOLDBERG          President, Director, Chairman,               March  27, 2000
Adam Goldberg

/s/ STEVEN ANGEL           Secretary, Vice President                    March 27, 2000
Steven Angel


/s/ SHERRI SHAPIRO         Director                                     March 27, 2000
Sherri Shapiro

                                    EXHIBIT INDEX

    Exhibit

    Number                 Exhibit

-----------------------------------------------------------------------------------------------------------------


EXHIBIT 4.1                Consulting Agreement dated February 1, 2000 between G.A.R, Inc., and Outlook  Sports Technology, Inc.

EXHIBIT 5.1                Opinion of Sichenzia Ross & Friedman, LLP.

EXHIBTI 23.1               Consent of Wolintz, Gottlieb & Lafazan P.C.

EXHIBIT 23.2               Consent of Sichenzia Ross & Friedman, LLP is contained in Exhibit 5.1

EXHIBIT 24.1               Power of Attorney (included in the Signature Page).
